UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2024

10X CAPITAL VENTURE ACQUISITION CORP. III
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41216	98-1611637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Word Trade Center, 85th Floor
New York, New York	10007
(Address of principal executive offices)	(Zip Code)

(212) 257-0069
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	VCXB.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	VCXB	NYSE American LLC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

10X Capital Venture Acquisition Corp. III (the “Company” or “10X”) has postponed the Extraordinary General Meeting, originally scheduled to be held at 10:00 a.m., Eastern Time, on June 11, 2024, to 10:00 a.m., Eastern Time, on June 12, 2024.

Information regarding how to attend the Extraordinary General Meeting and vote is available in the Company’s proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2024 (the “Definitive Proxy Statement”). There is no change to the location, the record date, the purpose or any of the proposals to be acted upon at the Extraordinary General Meeting.

Shareholders who have already cast their votes or who have previously submitted shares for redemption do not need to take any action (unless they wish to change or revoke their prior proxy or voting instructions or change their decision as to redemption) and their votes will be counted at the postponed Extraordinary General Meeting. Shareholders can demand redemption prior to 5:00 p.m. Eastern Time, on July 11, 2024 (one business day before the postponed Extraordinary General Meeting).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2024

10X CAPITAL VENTURE ACQUISITION CORP. III

By:	/s/ David Weisburd
Name:	David Weisburd
Title:	Chief Executive Officer

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